Exhibit 5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(l) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them a statement on Schedule 13D with respect to the Common Stock, $1.00 par value, of Coca-Cola Bottling Co. Consolidated beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to Amendment No. 8 to such Schedule 13D.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 11th day of October, 2002.

/s/ REID M. HENSON
Reid M. Henson

/s/ J. FRANK HARRISON, JR.
J. Frank Harrison, Jr.

/s/ J. FRANK HARRISON, III
J. Frank Harrison, III

J. FRANK HARRISON FAMILY, LLC

By:	/s/ J. FRANK HARRISON, JR.
J. Frank Harrison, Jr. Chief Manager

JFH FAMILY LIMITED PARTNERSHIP—FH1 By: J. Frank Harrison Family, LLC, its General Partner

By:	/s/ J. FRANK HARRISON, JR.
J. Frank Harrison, Jr. Chief Manager

JFH FAMILY LIMITED PARTNERSHIP—SW1 By: J. Frank Harrison Family, LLC, its General Partner

By:	/s/ J. FRANK HARRISON, JR.
J. Frank Harrison, Jr. Chief Manager

JFH FAMILY LIMITED PARTNERSHIP—DH1 By: J. Frank Harrison Family, LLC, its General Partner

By:	/s/ J. FRANK HARRISON, JR.
J. Frank Harrison, Jr. Chief Manager